Exhibit 16.1
April 10, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A dated April 7, 2025, of Spruce Power Holding Corporation and are in agreement with the statements contained therein about our Firm.

/s/CohnReznick LLP